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                                                                    EXHIBIT 21.1

                          CADENCE DESIGN SYSTEMS, INC.
                         SUBSIDIARIES OF THE REGISTRANT

The Registrant's subsidiaries and the state or country in which each is incorporated or organized, are as follows:

1Chip Silicon Systems, Inc. ..............................  U.S.A.
849 College Ave, Inc. ....................................  U.S.A.
Accent S.r.l.(1)..........................................  Italy
Ambit Design Systems, Inc. ...............................  U.S.A.
Arkansas Acquisition, Inc. ...............................  U.S.A.
Arkos Design Systems, Inc. ...............................  U.S.A.
Beijing Cadence Electronics Technology Co., Ltd. .........  China
Cadence (Barbados) FSC Inc. ..............................  Barbados
Cadence China Ltd. .......................................  Hong Kong
Cadence Credit Corporation, Inc. .........................  U.S.A.
Cadence Design Service Y.K. ..............................  Japan
Cadence Design Systems (Canada) Limited ..................  Canada
Cadence Design Systems (Cyprus) Limited ..................  Cyprus
Cadence Design Systems (India) Private Ltd. ..............  India
Cadence Design Systems (Ireland) Limited .................  Ireland
Cadence Design Systems (Israel) Limited ..................  Israel
Cadence Design Systems (Japan) B.V. ......................  Netherlands
Cadence Design Systems (S) Pte Ltd. ......................  Singapore
Cadence Design Systems (Taiwan) B.V. .....................  Netherlands
Cadence Design Systems AB ................................  Sweden
Cadence Design Systems Asia Ltd. .........................  Hong Kong
Cadence Design Systems B.V. ..............................  Netherlands
Cadence Design Systems GmbH ..............................  Germany
Cadence Design Systems I B.V. ............................  Netherlands
Cadence Design Systems Limited ...........................  Hungary
Cadence Design Systems S.A.S. ............................  France
Cadence Design Systems S.r.l. ............................  Italy
Cadence Design Systems, Ltd ..............................  United Kingdom
Cadence Design Technologies PTE Limited(2)................  Singapore
Cadence International Sales Corporation...................  U.S. Virgin Islands
Cadence Korea Ltd. .......................................  Korea
Cadence Methodology Service Company Ltd. .................  Taiwan
Cadence Netherlands B.V. .................................  Netherlands
Cadence Receivables Consolidation Corporation ............  U.S.A.
Cadence Receivables Corporation ..........................  U.S.A.
Cadence Taiwan, Inc. .....................................  Taiwan
Cadence Technology Inc. ..................................  U.S.A.
Cadence Technology Limited ...............................  Ireland
CadMOS Design Technology, Inc. ...........................  U.S.A.
Castlewilder .............................................  Ireland
Cooper & Chyan Technology GmbH............................  Germany

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
Cooper & Chyan Technology, Inc. ..........................  U.S.A.
Daffodil Acquisition II, Inc. ............................  U.S.A.
Daffodil Acquisition LLC .................................  U.S.A.
Daffodil Acquisition, Inc. ...............................  U.S.A.
Design Acceleration, Inc. ................................  U.S.A.
Detente Technology, Inc. .................................  U.S.A.
Diablo Lighting, Inc. ....................................  U.S.A.
Diablo Research Company LLC...............................  Canada
DSM Technologies, Inc. ...................................  U.S.A.
Esperan Limited ..........................................  United Kingdom
Innotech Company(3).......................................  Japan
Microsim Corporation .....................................  U.S.A.
Orcad Europe S.A.R.L. ....................................  France
Orcad Japan K.K. .........................................  Japan
Orcad UK Limited .........................................  United Kingdom
Orcad, Inc. ..............................................  U.S.A.
PiE S.A.R.L. .............................................  France
Quickturn Design Systems FSC Limited......................  Barbados
Quickturn Design Systems GmbH ............................  Germany
Quickturn Design Systems International, Inc. .............  U.S.A.
Quickturn Design Systems Israel Ltd. .....................  Israel
Quickturn Design Systems, Asia, Inc. .....................  U.S.A.
Quickturn Design Systems, Inc. ...........................  U.S.A.
River Oaks Place Association .............................  U.S.A.
Seely Properties, Inc. ...................................  U.S.A.
Silicon Perspective Corporation ..........................  Canada
Silicon Perspective Corporation ..........................  U.S.A.
Silicon Perspective Holding Corporation ..................  U.S.A.
Silicon Perspective Ltd. (Israel) ........................  Israel
Silicon Perspective S.A.R.L. (France) ....................  France
Simon Software, Inc. .....................................  U.S.A.
Speedsim, Inc. ...........................................  U.S.A.
Spincircuit, Inc. ........................................  U.S.A.
Symbionics Group Limited .................................  United Kingdom
Symbionics Limited .......................................  United Kingdom
Synthesia AB .............................................  Sweden
Tality Canada B.V. .......................................  Netherlands
Tality Canada Corporation ................................  Nova Scotia
Tality Corporation .......................................  U.S.A.
Tality Holdings BV .......................................  Netherlands
Tality Holdings Inc. .....................................  U.S.A.
Tality India Services Private ............................  India
Tality Japan YK ..........................................  Japan
Tality LP ................................................  U.S.A.
Tality Transition Corporation ............................  U.S.A.
Telos Venture Partners ...................................  U.S.A.
Unicad, Inc. .............................................  U.S.A.

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---------
(1) Cadence has 49% ownership.
(2) Cadence Design Systems (Ireland) Limited owns 19% of this entity.
(3) Cadence has 14.64% of ownership.